UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 26, 2026, the Board of Directors (the “Board”) of Casella Waste Systems, Inc. (the “Company”) appointed Damian A. Ribar as Executive Vice President and Chief Operating Officer of the Company, effective as of the date of commencement of his employment, which is expected to be July 20, 2026.
Mr. Ribar previously served as Division Vice President of North Florida of Waste Connection, Inc., a solid waste services company (“Waste Connections”), from August 2025 until July 2026. Prior to that, he served as Division Vice President of Florida of Waste Connections from July 2019 to July 2025 and Division Vice President of Atlantic Coast Florida of Waste Connections from June 2016 to June 2019. Earlier in his career, Mr. Ribar served as Area Manager for Progressive Waste Solutions, Ltd., Vice President and Operations Controller at Waste Services, Inc., Chief Accounting Officer and Corporate Controller at Regus Industries, LLC, and Region Controller at Waste Management, Inc. Mr. Ribar holds a Bachelor of Science in Accounting, with a minor in Finance and Economics, from University of Pittsburgh at Johnstown.
There are no family relationships between Mr. Ribar and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Ribar has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with Mr. Ribar’s appointment as Executive Vice President and Chief Operating Officer, on June 27, 2026, Mr. Ribar accepted the terms of an offer letter (the “Offer”). Under the terms of the Offer Letter, Mr. Ribar’s annual base salary will be $500,000, and he will be eligible to receive a cash bonus of up to 85% of his annual base salary. Subject to determination by the Compensation and Human Capital Committee of the Company’s board of directors, Mr. Ribar is expected to receive each year an annual restricted stock unit award with a grant date value of $200,000 that will vest in equal annual installments over a three-year period, commencing on the first anniversary of the grant date, as well as an annual performance stock unit award with a grant date value of $600,000 that will vest based upon the achievement of company-wide performance targets after the third fiscal year end subsequent to grant. In addition, Mr. Ribar will be granted, on the second full trading day after the public announcement of earnings for the Company’s second quarter ended June 30, 2026, a one-time stock option award for the purchase of 25,000 shares of the Company’s Class A common stock that will vest in equal annual installments over a three-year period, commencing on the first anniversary of the grant date, with an exercise price equal to the closing price of the Company’s Class A common stock on the grant date. Mr. Ribar will be reimbursed for reasonable relocation and moving expenses, which will be subject to full repayment if Mr. Ribar voluntarily leaves the Company within the first 2 years of employment, and will also be provided with temporary, transitional housing for up to 12 weeks to assist with his relocation.
The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed with the Company's Form 10-Q for the fiscal quarter ended June 30, 2026.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: July 1, 2026	By:	/s/ Bradford J. Helgeson
Bradford J. Helgeson
Executive Vice President and Chief Financial Officer

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